                                                               EXHIBIT (9)(c)(i)
                                                        DATED: DECEMBER 16, 1996


                                   SCHEDULE A
                        TO THE FUND ACCOUNTING AGREEMENT
                      BETWEEN THE PARKSTONE GROUP OF FUNDS
                   AND BISYS FUND SERVICES LIMITED PARTNERSHIP
               (FORMERLY THE WINSBURY COMPANY LIMITED PARTNERSHIP)
                             DATED FEBRUARY 1, 1993



            NAME OF FUND                                                DATE
            ------------                                                ----
Parkstone Prime Obligations, U.S.                                 February 1, 1993
Government Obligations, Tax-Free, Mid
Capitalization (formerly known as Equity),
Small Capitalization, Equity Income
(formerly known as High Income Equity),
Bond, Limited Maturity Bond, Intermediate
Government Obligations, Michigan Municipal
Bond, Balanced Allocation (formerly known
as Balanced), Government Income, and
International Discovery Funds

Parkstone Municipal Investor and Treasury Funds                   August 26, 1993

Parkstone Emerging Markets Fund                                   February 10, 1995

Parkstone Large Capitalization Fund                               November 8, 1995

Parkstone Conservative Allocation and Aggressive                  December 16, 1996
Allocation Funds




                                            THE PARKSTONE GROUP OF FUNDS


                                            By: /s/ Scott A. Englehart
                                                -------------------------------
                                                Scott A. Englehart
                                                President


                                            BISYS FUND SERVICES LIMITED
                                            PARTNERSHIP (formerly The Winsbury
                                            Company Limited Partnership)

                                            By: BISYS FUND SERVICES, INC.
                                                General Partner


                                            By: /s/ Stephen G. Mintos
                                                -------------------------------
                                                Stephen G. Mintos
                                                Executive Vice President